Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2006

MENLO PARK, California, April 20, 2006—Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the first quarter ended March 31, 2006.

For the quarter ended March 31, 2006, net income was $65.5 million or $.38 per share, on revenues of $943.9 million. Net income for the prior year’s first quarter was $51.6 million or $.29 per share, on revenues of $769.9 million.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said: “We were pleased with the record revenue and earnings results achieved during the first quarter. Revenues and income per share increased 23 percent and 29 percent, respectively, over last year.

“Revenues in our staffing operations grew year over year and sequentially,” Messmer added. “Our Robert Half Finance & Accounting and Accountemps divisions performed particularly well, reflecting continued strength in the demand for accounting and finance professionals.”

Discussing Protiviti, the company’s internal audit and risk consulting subsidiary, Messmer said, “During the quarter, Protiviti continued to broaden its revenue base with outsourced and co-sourced internal audit engagements and business and technology risk consulting services. We also expanded our footprint by adding new locations in the United States, Australia, Canada and Germany. Protiviti is now in more than 50 major cities in North America, Europe, Latin America and the Asia/Pacific region.”

Robert Half International management will conduct a conference call today at 5 p.m. ET to discuss the quarterly financial results. The dial-in number is 800-795-1259 (+1-785-832-2422 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. ET today and ending at 8 p.m. ET on April 27. The dial-in number for the replay is 800-283-8217 (+1-402-220-0868 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional consulting and staffing services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 390 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”,

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“expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2006	2005
	(Unaudited)

Net service revenues	$943,924	$769,948
Direct costs of services	550,720	456,114

Gross margin	393,204	313,834

Selling, general and administrative expenses	287,482	230,315
Amortization of intangible assets	146	74
Interest income	(3,497)	(1,832)

Income before income taxes	109,073	85,277
Provision for income taxes	43,570	33,684

Net income	$65,503	$51,593

Diluted net income per share	$.38	$.29

Shares:
Basic	167,390	169,898
Diluted	173,974	176,207

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2006	2005
	(Unaudited)
REVENUES:
Accountemps	$355,577	$284,972
OfficeTeam	186,196	155,941
Robert Half Technology	84,630	67,016
Robert Half Management Resources	120,366	105,043
Robert Half Finance & Accounting	75,484	46,229
Protiviti	121,671	110,747

Total	$943,924	$769,948

GROSS MARGIN:
Temporary and consultant staffing	$274,574	$222,454
Permanent placement staffing	75,484	46,229
Risk consulting and internal audit services	43,146	45,151

Total	$393,204	$313,834

OPERATING INCOME:
Temporary and consultant staffing	$76,833	$52,107
Permanent placement staffing	16,900	9,532
Risk consulting and internal audit services	11,989	21,880

Total	$105,722	$83,519

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$146	$74
Stock options expense	$5,095	$—
Depreciation expense	$14,961	$11,907
Capital expenditures	$24,312	$12,651
Open market repurchases of common stock (shares)	1,225	1,555

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2006	2005
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$472,652	$430,005
Marketable securities	$—	$22,580
Accounts receivable, less allowances	$480,333	$416,687
Total assets	$1,375,877	$1,246,919
Current liabilities	$363,041	$324,950
Notes payable and other indebtedness, less current portion	$4,168	$2,246
Total stockholders’ equity	$999,888	$915,519

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